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                                                                     Exhibit 3.1


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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
Date Received                                    (FOR BUREAU USE ONLY)



Name
           Michael R. Kargula, Esq.



                                                  Effective Date:
Address    Primark Corporation
           1000 Winter Street, Suite 4300
City                  State              Zip Code
           Waltham         MA             02154
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 Document will be returned to the name and address you enter above

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1.  The present name of the corporation is:             ----------------------
            Primark Corporation
                                                        ----------------------

2.  The identification number assigned by the Bureau is: 243-164

3.  The location of the registered office is:

    c/o The Corporation Trust Company
    30600 Telegraph Road, Bingham Falls       , Michigan   48025
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          (Street Address)        (City)                    (Zip Code)

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4.  Article III of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized capital stock is:
    1.  Common Shares                  Par Value Per Share  $
                         -------------                        --------------
        Preferred Shares   4,000,000   Par Value Per Share  $     1.00
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      and/or shares without par value as follows:
    2.  Common Shares     100,000,000  Par Value Per Share  $     .02
                         -------------                        --------------
        Preferred Shares               Par Value Per Share  $
                         -------------                        --------------


    3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
        (See attached Annex A)

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COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF
THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

A. [ ] The foregoing amendment to the Articles of Incorporations was duly adopted on the _________ day of ___________, 19___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) befor the first meeting of the Board of Directors or Trustees.

             Signed this ______ day of ________________, 19__________.


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           (Signature)                              (Signature)

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       (Type or Print Name)                    (Type or Print Name)

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           (Signature)                              (Signature)

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       (Type or Print Name)                    (Type or Print Name)




B. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 28th Day of May, 1997. The amendment:
        (check one of the following:)

        [X] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

        [ ] was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

        [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

        [ ] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                  Signed this       28th       day of  May    , 19    97
                              ----------------       --------     ------------

                        By  /s/ MICHAEL R. KARGULA
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                     (Only signature of President, Vice President, Chairperson
                      or Vice-Chairperson)

                        Michael R. Kargula             Senior Vice President
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                       (Type or Print Name)             (Type or Print Title)